UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2025

Toppoint Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42471	92-2375560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Kenas Road, North Wales, PA	19454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 551-866-1320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TOPP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On December 3, 2025, Toppoint Holdings Inc. (the “Company”) entered into a Share Purchase Agreement (the “SPA”) with Inter Skyway Limited, a Hong Kong entity (the “Buyer”), and Hok C. Chan, as seller (“Mr. Chan”). Mr. Chan is also the Company’s Chief Executive Officer.

Pursuant to the SPA, Mr. Chan is selling an aggregate of 500,000 shares of the Company’s common stock to the Buyer. Under the terms of the Agreement, the Company agreed to provide to the Buyer the right to purchase its pro rata portion of any new shares that the Company may from time to time propose to issue or sell to any Person.

The description above is qualified in its entirety by reference to the SPA, which is attached as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Employment Agreement

On November 26, 2025, the Company entered into an Employment Agreement (the “Employment Agreement”) with Kah Loong Randy Yeo (“Mr. Yeo”), pursuant to which Mr. Yeo was appointed as the Company’s new Controller.

Pursuant to the Employment Agreement, the Company agreed to employ Mr. Yeo during the Term (defined below) in the position of Controller in which Mr. Yeo will have such duties and responsibilities to the Company as are customary for such a position in companies comparable to the Company and as are reasonably assigned, delegated and determined from time to time by the Company’s CEO and as agreed to by Mr. Yeo. The Term of the Employment Agreement began on November 26, 2025, and will run until such Employment Agreement is terminated by the Company upon fifteen days’ written notice to Mr. Yeo. Mr. Yeo will receive a base salary for all services to be rendered under the Employment Agreement at the rate of $5,000 per month. Mr. Yeo will receive standard employee benefits, and is eligible to receive bonuses and awards pursuant to the Company’s 2022 Equity Incentive Plan.

Except as otherwise disclosed in this current report, there are no arrangements or understandings between Mr. Yeo, on the one hand, and any other person, on the other hand, pursuant to which he was selected as the Controller of the Company. Additionally, there are no family relationships between Mr. Yeo, on the one hand, and any director or officer of the Company, on the other hand, or any other related party transaction of the Company involving Mr. Yeo that would require disclosure under Item 404(a) of Regulation S-K.

The description above is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated into this Item 1.01 by reference

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director, Chief Financial Officer

On December 1, 2025, John Feliciano III, the Company’s Chief Financial Officer and a member of the Company’s Board of Directors submitted a letter of resignation to the Board (the “Letter”). Pursuant to the Letter, Mr. Feliciano resigned from the Board of Directors effective December 1, 2025, and announced his resignation as the Company’s Chief Financial Officer, effective as of December 15, 2025.

Mr. Feliciano’s resignation was due to personal reasons and not the result of any disagreement with the Company regarding its operations, policies, or practices.

The Company has provided Mr. Feliciano a copy of the disclosures it is making in response to this Item 5.02 and has informed him that he may furnish the Company, as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company shall request that he provide the respects in which he does not agree with the disclosures.

Appointment of New Director

In connection with Mr. Feliciano’s resignation as a member of the Board of Directors, and as a condition precedent of the SPA, on December 1, 2025, the Board appointed Ms. Florence Ng, effective immediately, to serve as a member of the Board. Ms. Ng will be subject to reelection at the Company’s next annual meeting of stockholders.

Ms. Ng, 62, is a solicitor qualified in Hong Kong Special Administrative Region since 2011, specializing in mergers and acquisitions, capital market and corporate commercial matters. Ms. Ng is currently the principal of FNC Advisory, LLC, specializing in corporate consulting. Ms. Ng served as an executive director for Mega Matrix Corp., a NYSE-listed company, from October 2021 to September 2022. Ms. Ng also served as an independent non-executive director for Armlogic Holding Corp., a Nasdaq-listed company, from May 2023 to Aug 2025, as an independent non-executive director for King’s Stone Holdings Group Limited, a company listed on the Hong Kong Stock Exchange, from October 2022 to July 2025, and as an independent non-executive director for China Caston 81 Finance Company Limited, a company listed on the Hong Kong Stock Exchange, from December 2013 to December 2023.

Ms. Ng will not receive compensation for her service as a director or member of Board committees before reelection at the Company’s next annual meeting of stockholders. Except as otherwise disclosed in this current report, there are no arrangements or understandings between Ms. Ng, on the one hand, and any other person, on the other hand, pursuant to which she was appointed to be a member of the Board of Directors of the Company. Additionally, there are no family relationships between Ms. Ng, on the one hand, and any director or officer of the Company, on the other hand, or any other related party transaction of the Company involving Ms. Ng that would require disclosure under Item 404(a) of Regulation S-K.

As of the date of this Report, the Company had not determined on which committees of the Board Ms. Ng would serve.

Appointment of New Controller

In connection with Mr. Yeo’s appointment, as discussed above in Item 1.01 of this Current Report on Form 8-K, on November 26, 2025, the Company and Mr. Yeo entered into the Employment Agreement.

Mr. Yeo, 50, is an accomplished finance executive with over 20 years of experience in public accounting, investment banking, asset management, and financial technology. He has led financial operations, accounting, and strategic growth for investment funds, fintech startups, and hedge funds. On October 20, 2025, Mr. Yeo was appointed as a member of the Board of Directors of LQR House Inc., a Nevada corporation (“LQR”). At that time, Mr. Yeo was also appointed as the chairman of the Nominating and Corporate Governance Committee, a member of the Compensation Committee and a member of the Audit Committee of LQR. From 2021 to 2024, Mr. Yeo served as Chief Financial Officer, Chief Compliance Officer, and Head of Operations at Chiral Global Investors L.P., where he established and managed an institutional-quality asset management fund and implemented financial strategies that enhanced reporting transparency and operational scalability. Prior to that, he was U.S. Senior Controller at Riskfield Inc., where he helped guide the company through a $300 million IPO and streamlined cross-border financial operations. Mr. Yeo previously served as Chief Financial Officer and Head of Financial Control & Accounting at CITIC Securities International USA, LLC, overseeing financial reporting, forecasting, and investor relations. Earlier in his career, he held finance leadership roles at Direct Markets Holdings Corp., focusing on compliance, M&A integrations, and finance transformation initiatives. Mr. Yeo holds a Bachelor of Commerce in Accounting and Management Information Systems from Deakin University (Australia) and an MBA in Accounting from Maharishi University.

The Employment Agreement disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

Waiver of Lock-up Agreement

On January 21, 2025, the Company and A.G.P./Alliance Global Partners, as the representative of the several underwriters (“AGP”), entered into that certain Underwriting Agreement and Lock-Up Agreement, each dated effective as of January 21, 2025, by and between Mr. Chan and AGP, as disclosed on the Company’s Current Report on Form 8-K dated January 23, 2025, which is incorporated by reference into this Current Report on Form 8-K.

The Company announced today that AGP, on behalf of itself and as representative of the several underwriters, agreed to waive a lock-up restriction with respect to 7,500,000 shares of its common stock held by Mr. Chan. The waiver will take effect immediately, and the shares of the Company’s common stock may be sold on or after such date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of December 3, 2025, between Toppoint Holdings Inc., Inter Skyway Limited, and Hok C. Chan.
10.2	Employment Agreement, dated as of November 26, 2025, between Toppoint Holdings Inc. and Kah Loong Randy Yeo.†
99.1	Press Release dated December 3, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025	Toppoint Holdings Inc.

/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer and President

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